UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2005

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Kansas City Southern ("KCS") (NYSE: KSU)announced that its stockholders, on an affirmative vote of 99% of the shares voted at today's special meeting, approved the issuance of 18 million shares of common stock, plus the potential issuance of additional shares under certain circumstances, in conjuction with KCS' aquisition of a controlling interest in TFM, S.A. de C.V. With this approval, all of the conditions precedent to the closing covered in the December 15, 2004 Amended and Restated Acquisition Agreement have been satisfied. KCS expects to complete the purchase and take control of TFM on April 1, 2005. For additional information, please see the Press Release attached hereto as exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

Press Release issued by Kansas City Southern dated March 29, 2005 entitled "KCS Receives Stockholder Approval for TFM Acquisition" is attached hereto as exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

March 29, 2005	By:	James S. Brook

Name: James S. Brook
Title: Vice President and Comptroller (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Kansas City Southern dated March 29, 2005 entitled "KCS Receives Stockholder Approval for TFM Acquisition".